MELI Kaszek Pioneer Corp 8-K

Exhibit 99.1

MELI Kaszek Pioneer Corp
Announces Liquidation

NEW YORK, New York, June 5, 2023 — MELI Kaszek Pioneer Corp (NASDAQ: MEKA) (the “Company”) announces today that the directors of the Company (the “Directors”) have determined to dissolve and liquidate the Company in accordance with the provisions of the Company’s Amended and Restated Memorandum and Articles Of Association, dated as of September 10, 2021 (the “Amended and Restated Mem & Arts”), and the Investment Management Trust Agreement, between the Company and Continental Stock Transfer & Trust Company (“CST” or the “Trustee”), dated as of October 1, 2021 (the “Trust Agreement”).

Commenting on the decision in a Letter to Shareholders the MEKA team noted that, “We still firmly believe in our initial investment thesis: generating long term returns within the Latin American technology ecosystem through partnering with exceptional entrepreneurs to facilitate their transition from private to public markets, whilst leveraging MercadoLibre's commercial and operational support and Kaszek's validation and advice. However, it has become clear to us that the current condition of capital markets, and the timeframe offered by the SPAC product, have not aligned to deliver the outcomes we anticipated.” Furthermore, the Company's letter goes on to note that, “In the current market context, our extensive search efforts did not suffice. We engaged in significant conversations with 50 potential companies, held advanced discussions with 24, performed in-depth diligence, analysis and structuring work on 8, and signed MOUs with 2; and yet we were unable to close on a transaction that met our high standards within our framework. While extending MEKA could have been a viable alternative, we believe that it would require more time than initially indicated to our shareholders when their decision to invest alongside us was made.”

Accordingly, the Company will redeem all of its Class A ordinary shares, $0.0001 par value (the “Public Shares”) that were issued in its initial public offering (the “IPO”), at a per-share redemption price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in the Trust Agreement), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to US$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any). The Directors have determined May 30, 2023 as the record date for determination of the shareholders of the Company entitled to receive payment of distribution of funds from the Trust Account following redemption.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the Trustee of the Trust Account to take all necessary actions to liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account (less up to $100,000 of interest to pay dissolution expenses), by delivering their Public Shares to CST, as transfer agent. Investors holding through a broker need to take no action in order to receive payment. The redemption of the Public Shares is expected to be completed on or about June 16, 2023 (the “Redemption Date”). At the close of business on the business day prior to the Redemption Date, the Company will stop trading its Public Shares, and each Public Share held at that time will represent the right to receive the redemption amount of approximately $10.32.

The Company’s initial stockholders, sponsor, officers and directors have waived their rights to liquidating distributions from the trust account with respect to any founder shares they hold. However, if our initial stockholders, sponsor or management team acquired any public shares in or after this offering, they are entitled to liquidating distributions from the trust account with respect to such public shares.

The Company’s initial shareholders, sponsors, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any private placement shares or founder shares they hold. However, if our initial shareholders, sponsor or management team acquired any Public Shares on or after the Company’s IPO, they are entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

As noted in its Letter to Shareholders, the Company deeply appreciates the support and trust of its shareholders throughout the process and wants to assure them that their interests remain the Company's utmost priority. By liquidating MEKA and returning capital to its shareholders, the Company aims to honor the commitment made to them: to be efficient custodians of their funds.

About the Company

MELI Kaszek Pioneer Corp is a Cayman Islands blank check company sponsored by Mercado Libre and Kaszek, and whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company consummated its IPO on Nasdaq on October 1, 2021, raising aggregate gross proceeds of $287,500,000.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s final prospectus for its initial public offering filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2021, the Company’s annual report on Form 10-K filed with the SEC on March 6, 2023, as amended on Form 10-K/A filed with the SEC on May 8, 2023, the Company’s quarterly report on Form 10-Q filed with the SEC on May 10, 2023, and any of the Company’s other applicable filings with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward- looking statements whether as a result of new information, future events or otherwise.

Contact

info@melikaszek.com